SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             Computer Concepts Corp.
                (Name of Registrant as Specified in its Charter)

                             Computer Concepts Corp.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j) (2).
[   ]  $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)3.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        _______________________________________________________________________

     2) Aggregate number of securities to which transaction applies:
        _______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        _______________________________________________________________________

     4) Proposed maximum aggregate value of transaction:
        _______________________________________________________________________


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ________________________________________
     2) Form, Schedule or Registration Statement No.: __________________
     3) Filing Party: __________________________________________________
     4) Dated Filed:  __________________________________________________

                             COMPUTER CONCEPTS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                December 20, 1999

To the Stockholders of:
   COMPUTER CONCEPTS CORP.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Computer Concepts Corp. will be held at the Embassy Suites, 8100 Lake Avenue, Orlando, Florida 32836, on Monday, December 20, 1999, at 8:30 a.m., or at any adjournment thereof (the "Annual Meeting"), for the following purposes:

1.   To elect five directors to the Board of Directors.

2. To ratify the appointment by the Board of Directors of Hayes & Co. as the Company's independent certified public accountants for fiscal/calendar year 1999.

3. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     You are cordially invited to attend the Annual Meeting of Stockholders, as well as a shareholder information meeting being held on December 17, 1999, at 11:00am, at the Grand Hyatt New York, Park Avenue and Grand Central Station, New York, New York. Only stockholders of record on the books of the Company at the close of business on November 24, 1999, will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and return the enclosed Proxy in the enclosed envelope which requires no postage if mailed in the United States, at your earliest convenience in order that your shares may be voted for you as specified.


Dated November 23, 1999            By Order of the Board of Directors,
Bohemia, New York
                                          DANIEL DELGIORNO,
                                          Chief Executive Officer



YOUR VOTE IS IMPORTANT


To ensure your vote is being counted, you are requested to complete, sign and date the enclosed Proxy card as promptly as possible and mail it in the enclosed envelope.

You should carefully review the materials attached hereto, including the attached Proxy Statement and the exhibits attached to the Proxy Statement, before casting your vote.

                             COMPUTER CONCEPTS CORP.
                                80 Orville Drive
                             Bohemia, New York 11716


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            Monday, December 20, 1999
                                 ---------------

     The Annual Meeting of Stockholders of Computer Concepts Corp. (the "Company") will be held on Monday, December 20, 1999, at the Embassy Suites, 8100 Lake Avenue, Orlando, Florida 32836, at 8:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. (The Company is also holding a shareholder information meeting on December 17, 1999, at the Grand Hyatt New York, Park Avenue and Grand Central Station, New York, New York at 11:00am).

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Computer Concepts Corp. for use at the Annual Meeting of Stockholders. The approximate date on which this proxy statement and the enclosed proxy are anticipated to be first mailed to stockholders is November 26, 1999.

     The Company's 1998 Annual Report, a copy of which is also enclosed herewith, contains the Company's financial statements for its fiscal year ended December 31, 1998. A copy of the Company's most recent quarterly report (unaudited) for the period ended September 30, 1999, is also enclosed herewith. The Annual Report and quarterly report are not to be regarded as proxy soliciting material.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

     Only stockholders of record on November 24, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding at the Record Date one class of voting capital stock, namely 150,000,000 shares of Common Stock, $.0001 par value per share, of which 20,529,250 shares are outstanding and entitled to vote. Stockholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of each matter to be submitted to a vote of the shareholders.

     For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non- votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum. The cost of the solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or electronic means by officers, directors or employees of the Company without additional compensation.

     If a preference is not indicated as to any particular proposal on a signed and dated Proxy delivered by any stockholder, the Proxy will be counted as FOR such Proposals.

     A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock For the election of the nominee for directorship hereinafter named and For the approval of the each of the other proposals being voted upon.

     The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action taken at that meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the Annual meeting.

     The Board of Directors currently is not aware of any matters (other than procedural matters) which will be brought before the meeting and which are not referred to in the enclosed meeting notice. If any such matters are properly brought before the meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

     Any shareholder who executes and returns a proxy may revoke it by submitting written revocation to the Secretary of the Company at any time before the proxy is exercised, by submitting another duly executed proxy with a later date, or by appearing and voting in person at the Annual Meeting.

                               SECURITY OWNERSHIP

     The following table sets forth as of November 17, 1999 certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission; (ii) each current and proposed director and the current executive officers named in the "Summary Compensation Table" below:

                                   Common Stock                 % of Outstanding
Name of Beneficial Owner           Beneficially Owned(1)        Shares (2)
------------------------           ---------------------        -----------------

Daniel DelGiorno, Sr. (3)(5)              353,100                   1.7
Daniel DelGiorno, Jr. (3)(4)              740,509                   3.6
Russell Pellicano (3)(6)                   71,500                    *
Jack S. Beige (3)                          40,000                    *
Augustin Medina (3)                        49,764                    *
George Aronson(3)(7)                      253,100                   1.2
Ed Warman(3)(8)                           176,500                    *
Richard Dietl (9)                       2,220,000                  10.8


*    Less than 1%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.
(2)  Based on 20,529,250 shares outstanding as of November 17, 1999.
(3)  The address of the holder is 80 Orville Drive, Suite 200, Bohemia, New York
     11716.
(4) Daniel DelGiorno, Jr. has majority control of Tech Marketing Group which owns 10,179 shares; also includes 418,100 options (exercisable at $2.00 per share).
(5)  Includes 258,100 options (exercisable at $2.00 per share).
(6)  Includes 10,000 options (exercisable at $2.00 per share).
(7)  Includes 150,000 options (exercisable at $2.00 per share).
(8)  Includes 53,000 options (exercisable at $2.00 per share)
(9)  Owned directly or through a wholly owned entity.


                             ELECTION OF DIRECTORS

     The Company's Bylaws provides for a Board of Directors consisting of not less than three nor more than seven directors. The Company's Board of Directors now consists of five directors as set forth below:
                                                                    Director
Name                         Position Held                          Since:
----                         -------------                          ---------
Daniel DelGiorno, Sr.     Chief Executive Officer, Director           1989
Daniel DelGiorno, Jr.     President, Treasurer and Director           1989
Russell Pellicano (1)     Secretary, Director                         1989
Jack S. Beige, Esq. (1)   Director                                    1996
Augustin Medina (1)       Director                                    1996
------
(1) Member of the Audit and  Compensation  Committees,  established  in January,
    1996.

     Directors will be elected to hold office until the next annual meeting of shareholders or until his successor is chosen and qualified. In the event that any nominee at the time of election shall be unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and in consequence other nominees shall be nominated, the persons named in the form of Proxy shall have the discretion or authority at this Annual Meeting to vote or refrain from voting in accordance with the direction of the Board of Directors on such other nominations. The Board of Directors has no reason to believe that any of the nominees will be unavailable, or, if elected, will decline to serve.

    The Board of Directors held six meetings during the Company's year ended December 31, 1999. Each director attended or participated in at least 75% of such meetings of the Board of Directors, except Mr. Medina, who was absent from four meetings due to medical reasons. The Company's Audit Committee's functions involve discussions with the Company's independent public accountants with respect to the year end audited financial statements, and the Compensation Committee' functions involve making recommendations for executive compensation including the granting of stock or options to key employees.

Principal Occupations of Directors

    The following is a brief account of the business experience for the past five years of the Company's directors:

     Daniel  DelGiorno,  Sr. is Chairman,  (Chief Executive  Officer to October,
1997), Assistant Secretary and a director of the Company since April 1989, and is the father of Daniel DelGiorno, Jr., the Company's President and also a director. During the period 1987 to April 1989, Mr. DelGiorno, Sr. together with Mr. Pellicano (director of the Company) was engaged in the research and development of d.b.Express . Prior thereto, during the period 1985 to May 1987, Mr. DelGiorno, Sr. was the Chief Executive Officer of Myotech, Inc. ("Myotech"), a privately held corporation which produced computerized muscle testing equipment for chiropractors and physical therapists. Myotech was sold to Hemodynamics, Inc. in May 1987 and later became a public corporation. Mr. Del Giorno, Sr. was a practicing chiropractor for many years and had founded a chiropractic clinic employing 4 chiropractors and 6 technicians in addition to administrative personnel. He also successfully collaborated with Mr. Pellicano in connection with the design and development of medical equipment for comparative muscle testing. A patent has been granted to Mr. Pellicano and Mr. DelGiorno, Sr. in connection therewith. In addition, Mr. DelGiorno, Sr. is the holder of a patent for a digital myograph for the testing of muscles by computer.

     Daniel DelGiorno, Jr., the Company's President. Chief Executive Officer, Treasurer and a director, is the son of Daniel DelGiorno, Sr. and has been with the Company since April 1989. Prior to joining the Company and during the period 1987 to 1989 Mr. DelGiorno, Jr. was involved in providing the management and financial support for and collaborated with Mr. DelGiorno, Sr. and Russell Pellicano in connection with the development of d.b.Express . During the period 1984 to May 1987, he was the President of Myotech, a privately held Company producing muscle testing equipment. He is also the President and principal shareholder of Tech Marketing Group Corp., a privately held corporation which is a shareholder of the Company.

    Russell Pellicano is a director and Secretary of the Company since April, 1989 and served as Vice President since April 1989 through February 1994. Mr. Pellicano was the original founder and principal of RAMP Associates Inc.
("RAMP"), which was acquired by the Company in October 1990, through which he has engaged in consulting to major corporations and others for the design of software and hardware for computers. A major customer of RAMP since its inception has been Grumman Corporation. Mr. Pellicano, through RAMP, has been consulting for Grumman and other corporations. He is the chief architect and designer of d.b.Express and has been involved in designing and developing computer software and hardware for the past 30 years. Among many noteworthy projects for which he was responsible at Grumman was the design and installation of the Orbiting Astronomical Observatory Space Craft Ground Station, and he was a member of the launch team at Cape Kennedy in conjunction therewith. He was also Senior Systems Analyst for Grumman in connection with the test instrumentation for the forward sweep wing (X29) experimental aircraft on-board computer system, and the F-14D and the A-6E production aircraft. Mr. Pellicano is a graduate of C. W. Post College in 1973 with a degree in Electrical Engineering.

     Jack S. Beige, D.C., J. D. has been a director since January, 1996, and was appointed as a member of the Audit Committee and the Compensation Committee, also effective January, 1996. Mr. Beige received his Juris Doctor degree in 1993 and has been a practicing attorney, primarily in business related matters, on Long Island, New York, since then. Prior thereto, Mr. Beige practiced chiropractic medicine, was President of BSJ Realty Corporation, President of All Travel, Ltd. and was President of Comp Consulting, Inc. During his practice as a chiropractic doctor, he was elected a Fellow of the International College of Chiropractors, was appointed as Chairman of the New York State Worker's Compensation Board, Chiropractic Practice Committee and was elected President of the New York State Chiropractic Association in 1987. Mr. Beige is admitted to the New York State Bar and is a member of the New York State Bar Association, the Nassau and Suffolk County Bar Associations and is a member of the American Arbitration Association.

     Augustin Medina has been a director since January, 1996, and was appointed as a member of the Audit Committee and the Compensation Committee, also effective January, 1996. During the last five years and previously, Mr. Medina has been an independent business broker associated with the Montecristi Corporation, Gallagher Associates and Anderson Credit and Leasing, on Long Island, New York. Mr. Medina's business background includes advising and assisting businesses in computer and non-computer related businesses in their development and structuring of sales and marketing programs.

                                   MANAGEMENT

    The following sets forth information concerning each executive officer of the Company who is not also a candidate nominated for election as a director. The officers of the Company serve at the pleasure of the Board of Directors or until their successors are chosen and qualify.


                                       Position Held
Name                         Age       With the Company
----                         ----      -----------------

Daniel Del Giorno, Sr.        66       Chairman, Assistant Secretary, Director
Daniel Del Giorno, Jr.        44       President and CEO, Treasurer, Director
Russell Pellicano             58       Secretary, Director
Jack S. Beige                 55       Director
Augustin Medina               59       Director
George Aronson                50       Chief Financial Officer
Edward Warman                 56       Executive Vice President, Prod/Services

     George Aronson, C.P.A., has been the Chief Financial Officer of the Company since August, 1995. From March, 1989, to August, 1995, he was the Chief Financial Officer of Hayim & Co., an importer/distribution organization. Mr. Aronson graduated from Long Island University with a major in accounting in 1972, receiving a Bachelor of Science degree and is a Certified Public Accountant.

     Edward Warman joined the Company in September 1993 as Vice President of Products and Services. From 1989 to 1993, he served as Vice President, Product Development for Comdisco Disaster Recovery Services, Inc. where he was responsible for the design and implementation of a new product line of disaster recovery software. From 1984 to 1989, Mr. Warman was Vice President of Research and Development at Intersolv, Inc., with responsibility for a software development staff exceeding 100 people. Prior to 1984, he served in various software development management positions at organizations including Cincom Systems, Inc., Computer Resources, and Monsanto. Mr. Warman possesses degrees in systems analysis, economics and chemical engineering.

Compensation of Directors

     Directors of the Company are not compensated for their services as directors, however, outside directors receive a formula award annually pursuant to the Outside Directors Stock Option Plan approved by the shareholders of the Company in 1996. Further, it has been the policy of the Company not to pay its directors for attending Board or committee meetings, but the Company may reimburse directors for travel expenses incurred in attending such meetings. No other director fees or expense reimbursements were paid or reserved for payment to the Company's directors in 1998.

Executive Compensation

Compensation Committee Interlocks and Insider Participation

     The Company has had Audit and Compensation Committees since 1996. The audit and compensation committees which meet at varying intervals consist of Russell Pellicano, Secretary of the Company, who served without compensation during 1994 and 1995, and Jack S. Beige, Esq. and Augustin Medina, neither of whom has any relationship requiring disclosure in this Proxy Statement, except as otherwise noted. The Audit Committee provides oversight of the Company's accounting methods and internal controls and assists in reviewing recommendation made by the Company's independent public accountants. The Audit Committee held one meeting in 1998. The compensation of the Company's executives has historically been determined by the Board of Directors, which includes the Company's senior executives, however, the Compensation Committee now provides recommendations on structuring compensation arrangements and incentive plans for action by the entire Board. The Compensation Committee held four meetings in 1998. See Board of Directors Report on Executive Compensation.

Employment Agreements

     The Company does not have employment agreements with any of the senior management of the Company.

Incentive Stock Plans

1993 and 1995 Stock Option Plans

     The Company has had two shareholder approved plans. The first was the 1993 Non-Qualified Stock Option Plans for directors, officers, consultants and employees of the Company, which authorized the Board of Directors to make a one time grant of an unspecified number of shares or options in regard to past services, and to grant annually up to ten percent of the outstanding shares at prices equal to or above market prices and up to an additional ten percent at prices below market. This plan was terminated in conjunction with the adoption of the 1995 Stock Option Plan as approved by the shareholders of the Company in 1996. At December 31, 1998, no options had been granted at prices below market under the plan, and an aggregate of 1,270,250 options were granted with exercise prices at or above market at prices from $5.00 to $46.30, of which approximately 288,147 have been exercised (123,326 by non-affiliates and 164,821 by employees) and 153,252 have terminated without exercise. 420,000 of the options previously granted under the plan were repriced to $5.00 per share in 1995, when the Company's market price was $2.80 per share and 242,500 of those options were repriced to $.10 in 1997, when the Company's market price was $5.00 per share. In 1995, the Chief Executive Officer and President were each granted 30,000 shares and 18,000 options exercisable at $5.00 and 60,000 options exercisable at $15.00 per share (repriced to $.10 per shares in 1997 and exercised in 1998), which issuances were given shareholder approval in 1996. As of December 31, 1998, under the 1995 Stock Option Plan (approved by the shareholders in 1996) 881,350 shares and options to purchase 15,900 shares had been granted under the Plan with exercise prices from $5.00 to $18.00, none of which have been exercised or terminated. As of December 31, 1998,2,271,680 options and/or warrants had been granted outside of the Plans, at prices ranging between $2.50 and $46.30 per share, of which 162.437 have been exercised (by non-affiliates) and 114,994 have terminated without exercise. In October, 1998, 2,234,235 options previously granted to employees were extended to December 31, 2002, and repriced to $2.00 when the market price was $1.75. At December 31, 1998, an aggregate of 2,839,000 options and/or warrants were outstanding, of which 2,640,860 are outstanding as of November 17, 1999.

Stock Option Repricing

     As discussed in the Compensation Committee Report, and as previously reported in the Company's Form 10-Q for the period ended June 30, 1997, in June, 1997, and Form 10-K for the period ended December 31, 1998, the Company repriced certain outstanding stock options with exercise prices lower than the terms of the original grants. These actions were taken in order to provide an appropriate incentive to these individuals. The following table sets forth certain information concerning the repricing of options for the specified executive officers of the Company in 1998, and within the previous ten years. (The Company has not issued any SARs.)

                                                                   Ten-Year Options Repricings(1)
                                                                                                                Length of Original
                                     Number of Securities     Market Price of     Exercise Price                Option Term
                                     Underlying               Stock at Time       at Time of        New         Remaining at Date
                                     Options                  of Repricing or     Repricing or      Exercise    of Repricing or
Name                      Date       Repriced or Awarded      Amendment           Amendment         Price       Amendment (Yrs.)
----                      ----      ----------------------    ----------------    ----------------  ---------   -------------------

Daniel DelGiorno, Sr.    6/27/97            60,000                  $5.00              $15,00         $ .10            1.5
Daniel DelGiorno, Jr.    6/27/97            60,000                   5.00               15,00           .10            1.5
George Aronson           6/27/97             2,500                   5.00               15,00           .10            1.5
Daniel DelGiorno, Sr.    5/01/95            50,000                   2.80               12.50          5.00            4.0
Daniel DelGiorno, Jr.    5/01/95            50,000                   2.80               12.50          5.00            4.0
Ed Warman                5/01/95             8,000                   2.80               12.50          5.00            4.0
Daniel DelGiorno, Sr.    8/25/94            50,000                  11.87               25.60         12.50            4.7
Daniel DelGiorno, Jr.    8/25/94            50,000                  11.87               25.60         12.50            4.7
Ed Warman                8/25/94             8,000                  11.87               25.60         12.50            4.7
Daniel DelGiorno, Sr.    10/8/98           258,100                   1.75                5.00          2.00            2.2
Daniel DelGiorno, Jr.    10/8/98           418,100                   1.75                5,00          2.00            2.2
George Aronson           10/8/98           150,000                   1.75                5,00          2.00            2.2
Ed Warman     .          10/8/98            53,600                   1.75                5.00          2.00            2.2

(1)   For discussion regarding the repricing, see "Compensation Committee Report - Stock Option Repricing."


Certain Transactions

     Since the inception of the Company, the Company has from time to time advanced funds to Messrs. Dan DelGiorno, Sr. and Dan DelGiorno, Jr. Effective January, 1997, these advances became interest bearing at the rate of 7% per annum. At December 31, 1998, the loan balance due from these two officers was approximately $895,000. Additionally, at December 31, 1998, a loan balance of approximately $106,000 was due from Mr. Aronson.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            Compensation Committee Report On Executive Compensation

     The three members of the Compensation Committee of the Company's Board of Directors is responsible for annually and/or periodically upon request of the Board, recommending to the Board of Directors the cash and/or other compensation for the Company's executive office. Such compensation will generally be determined by the Board of Directors based on the recommendation of the Compensation Committee, subject to applicable employment agreements. The majority of the members of the Compensation Committee are directors who are not employees of the Company or any of its affiliates. Set forth below is the Committee's report on the compensation policies for 1998 as they affected executive officers of the Company.

     With regard to executive compensation, it is the philosophy of the Company to provide a program which attracts and retains executive officers and other key employees critical to the Company's success, and to reward executive officers for corporate, group and individual performance. Executive compensation, including the Chairman and CEO, is evaluated by the Committee using the aforementioned subjective criteria and is not based solely on specific objective criteria such as profitability of the corporation or market value of its stock, however, it is noted that management has followed a policy of granting compensation which is largely tied to shareholder values by the issuance of restricted stock and/or stock options whereby the value to the parties receiving such grants is thereby tied directly to increases in all shareholders' market values. The Chief Executive Officer also makes recommendations to the Committee regarding the total compensation payable to the executives named in the Summary Compensation Table, other than himself, for each fiscal year, which recommendations the Committee has the discretion to accept or modify as it deems appropriate. The Committee sets the compensation payable to the Chief Executive Officer relying on similar factors, however, to date, Mr. DelGiorno, Jr. has not accepted the recommendation of the Committee that he be paid a cash salary, preferring to directly align himself with the interests of the shareholders through the receipt of stock or options. Of the three senior officers of the Company, Daniel DelGiorno, Sr., Daniel DelGiorno, Jr., and Russell Pellicano, none of them received cash compensation during 1994, only Daniel DelGiorno, Sr. received cash compensation in 1995, and only Daniel DelGiorno, Sr. and Russell Pellicano in 1996, 1997 and 1998. The Company anticipates that until such time as the Company has generated significant cash reserves from operations from which to pay cash compensation, the compensation committee will continue a policy of compensation primarily through stock or options, thereby tying executive compensation to increases in shareholder market values without depletion of the Company's cash resources. The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and also to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with executive bonus arrangements which are "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of certain revenue, earnings and growth goals, as well as standard company benefit programs such as health insurance and a 401k plan. The Company's employees and consultants, including its executive officers, may also be granted stock and/or stock options and other awards periodically in order to more directly align their interests with the long-term financial interests of the Company's stockholders.

Base Salary

     Each year the Committee examines the salaries of the officers of the Company. Except for the senior executives of the Company's Softworks subsidiary, the executive officers do not have employment agreements which provide for a base salary, however, the Committee has recommended that the Board consider entering into employment agreements with all of its key personnel. The Committee provides recommendations for salary levels based on information available about salaries in the Company's industry, inflation and the performance of the individuals. In 1998, no increases in base salary occurred. It is noted that Daniel DelGiorno, Jr. has continued not to accept or draw a salary. See Summary Compensation Table, below.

Stock and/or Stock Options

     Stock and /or stock options are awarded to executives in order to encourage future management actions aimed at improving the Company's sales efforts, client development and service quality, revenues and ultimately profitability. If the Company is successful in improving these areas, it is anticipated that these actions will generate a positive impact on the value of the Company's common stock for all stockholders, and the individuals will be given the opportunity to share in the increased value of the results of their efforts. In regard to 1998, 285,000 and 358,000 restricted shares of the Company's Softworks subsidiary were granted to Daniel DelGiorno, Sr. and Jr., respectively. In October, 1998, the Committee also recommended and the Board adopted a repricing of options previously issued to employees. The Committee noted that the grants and repricing continued to align management and shareholder interests while also providing meaningful performance incentives to the recipients in conjunction with the realities of the market price of the Company's securities. See Stock Option Repricing, above. The Committee and Board believe that these grants are in appropriate amounts in light of the contributions to, and sacrifices made on behalf of, the Company, and provide an incentive for management to maximize long-term shareholder value.

Chief Executive Officer Compensation

     In establishing Mr. DelGiorno, Jr.'s compensation level, consideration is given to his individual performance level as well as to factors discussed above for all executive officers. Although the Committee has recommended a base salary, he has not accepted the recommendation, requesting instead that he continue to be compensated through stock or options which directly align his interests and potential rewards with the stockholders of the Company.

Section 162(m) of the Federal Income Tax Code

     Generally, Section 162(m) denies deduction to any publicly held company such as the Company for certain compensation exceeding $1,000,000 paid to the chief executive officer and the four other highest paid executive officers, excluding among other things certain performance-based compensation. The Compensation Committee and Board intend that the stock options issued as well as the restricted shares of the Company's Softworks subsidiary qualify for the performance-based exclusion under Section 162(m). The Compensation Committee will continually evaluate to what extent Section 162 will apply to its other compensation programs.

         Respectfully submitted,

         The Compensation Committee

         R. Pellicano
         A. Medina
         J. S. Beige

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the annual and long-term compensation with respect to the Chairman and Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000 for services rendered for the years ended December 31, 1998, 1997 and 1996.

                                                              Summary Compensation Table

                                                  Annual Compensation                 Long-Term Compensation
                                       -------------------------------------  --------------------------------------

                                                                                              Securities     All
                                                               Other          Restricted      Underlying     Other
     Name and                Fiscal                            Annual         Stock Option    Options/       Compen-
Principal Position            Year     Salary       Bonus      Compensation   Awards          SARS(#)        sation
------------------           -------   ------       -----      -------------  -------------   -----------    --------
                                                    (2)(5)                                     (6)
Daniel DelGiorno, Sr., (1)    1998    $260,000    $1,030,000       -             -              190,000         -
Director                      1997     260,000       327,000       -             -                 -            -
                              1996     259,000       232,000       -             -                 -            -

Daniel DelGiorno, Jr.(1)      1998       -        $1,291,000       -             -              350,000         -
C.E.O., President             1997       -           753,000       -             -                 -            -
Director                      1996       -           232,000       -             -                 -            -

Russell Pellicano(8)          1998       -            76,000       -             -               25,000         -
Secretary                     1997       -           199,000       -             -                 -            -
Director                      1996       -           195,000       -             -                 -            -

George Aronson (4)(7)         1998     157,000       456,000       -             -              150,000         -
Chief Financial Officer       1997     157,000       233,000       -             -                 -            -
                              1996     144,000       187,000       -             -                 -            -

Ed Warman(3)                  1998     151,000          -          -             -               25,000         -
Vice President of Products    1997     148,000          -          -             -                 -            -
& Services                    1996     116,000        53,000       -             -                 -            -

FOOTNOTES
---------
(1)  In June,  1997, D.  DelGiorno,  Sr. and D.  DelGiorno,  Jr. each had 60,000 stock  options  (originally  granted in 1995)  repriced from $15.00 to $.10
     (since exercised).  In October,  1998, D. DelGiorno,  Sr. and D. DelGiorno,
     Jr. each had 68,100 stock  options  (originally  granted in 1995)  repriced from $5.00 to $2.00 (see note 6).

(2) In April, 1998, Messrs. DelGiorno, Sr. DelGiorno, Jr., Aronson, Pellicano and Warman were each granted securities subject to vesting conditions
     (since met) expiring December 31, 2000 and/or options during 1998 reflected in the Bonus and/or Securities underlying options/SARs columns, which include the following grants which were exercised at prices ranging from $4.00 to $6.00 per share: 190,000, 350,000, 150,000, 25,000 and 25,000, respectively. These options were repriced to $2.00 in October, 1998.

(3)  Mr.  Warman was granted the right to 8,000  options in 1994 which  vested @
     2,000 per year in 1994, 1995, 1996 and 1997,  exercisable at $15.00; 20,000 options in 1995, exercisable at $5.00; and 20,000 shares of common stock in November, 1996. All of Mr. Warman's options were repriced to $2.00 in 1998, when the market was $1.75 per share (see note 6).

(4) Mr. Aronson was granted 2,500 options at $5.00 in November, 1995, which were repriced to $0.10 in June, 1997 (since exercised).

(5) Bonus amounts reflected above for the years ended December 31, 1997 and 1996, were in the form of stock options and the Company's common stock, which were subject to forfeiture and/or restrictions, except for shares valued at $172,000 and $28,000 issued to Dan DelGiorno, Sr. and George
     Aronson in 1996, respectively.

(6) This column includes the number of options granted, in the year of grant and excludes options repricings. Certain options were repriced in 1997 and all employee options were repriced to $2.00 per share in 1998. (Except for any options which have an exercise price below $2.00).

(7)  Bonus  granted  in 1998 for  Messrs.  DelGiorno,  Sr.,  DelGiorno,  Jr. and
     Aronson were in the form of restricted shares of Softworks common stock.

(8)  In October,  1998, Mr. Pellicano had 10,000 options  (originally granted in
     1995) repriced from $15.00 to $2.00.


                      Option/SAR Grants in Last Fiscal Year

     The following table sets forth the individual grants of stock options for 1998 to the Named Executive Officers. No SARs were granted.


                          Number of          Individual Grants                       Potential Realizable Value at
                          Securities         % of Total                              Assumed Annual Rates of Stock
                          Underlying         Options Granted       Exercise or       Price Appreciation for
                          Options            Employees During      Base Price        Option Term (1)
Name                      Granted            1998                  ($/SH)            Expir. Dt.      5%       10%
----                      -----------        -----------------     -------------     -------------------------------
Daniel DelGiorno (Sr.)      190,000               15.66%              $2.00          12/31/2000   $ 29,208  $118,984
Daniel DelGiorno (Jr.)      350,000                8.50                2.00          12/31/2000     53,804   219,180
George Aronson              150,000                6.71                2.00          12/31/2000     23,059    93,934
Ed Warman                    25,000                1.12                2.00          12/31/2000      3,843    15,656
Russell Pellicano            25,000                1.12                2.00          12/31/2000      3,843    15,656

(1) The potential realizable value uses the hypothetical rates specified by the Secutiies and Exchange Commission and is not intended to forecast future appreciation, if any, of the company's Common Stock Price.


                   Aggregated Option Exercises in Last Fiscal Year and
                        Fiscal Year End Option Values

                                                   Number of Securities        Value of Unexercised
                                                   Underlying                  In-the-Money
                       Shares                      Unexercised Options at      Options at Fiscal
                       Acquired On     Value       Fiscal Year End             Year End
Name                   Exercise        Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
----                   ------------    ---------   -------------------------   ---------------------------

Daniel DelGiorno, Sr.     60,000       $108,000         258,100/258,100                None
Daniel Del Giorno, Jr.    60,000        108,000         418,100/418/100                None
George Aronson             2,500          4,500          150,00/150,000                None
Ed Warman                      0          N/A             53,600/53/600                None


Compliance with Sections 10(b) and 16 of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (which operates the National Association of Securities Dealers Automated Quotation system) (the "NASDAQ"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NASDAQ. Based solely upon the Company's review of the copies of the forms it has received, none of the named parties has sold any of the Company's securities, however through an oversight, the DelGiorno's, Mr. Pellicano and Mr. Aronson each failed to timely file a report of one stock grant received, and as to Mr. Del Giorno, Sr. and Mr. Pellicano, of gift transfers.

     In order to assist officers, directors and beneficial owners of more than ten percent of any class of equity securities of the Company ("Insiders"), the Company has adopted a policy statement that it will distribute annually to the Insiders with the request that they sign a certificate regarding compliance with the policy statement. The policy statement suggests the circumstances under which insiders may trade and conduct transactions involving equity securities of the Company so as to comply with Sections 10(b) and 16 of the Securities Exchange Act of 1934.

     The policy statement recommends that transactions be made either through participation in a periodic investment program where individual investment decisions are outside the insider's direct control or, if this is not practicable, that insiders refrain from purchase or sale of Company securities where a development of major importance is expected in the next several weeks, and prior to press releases. It recommends that insiders purchase or sell Company securities only during the thirty days commencing at least one day after the annual or quarterly report has been issued or otherwise broadly circulated, where such report adequately reports corporate developments; only during a period of relatively stable demand for the Company's securities; and only when there has been wide dissemination of information concerning the status of the Company and its current operating results.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's stockholders during the period indicated as well as an overall stock market index (S & P 500 Index) and the Company's peer group index (S & P Computer Software & Services):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG COMPUTER CONCEPTS CORPORATION, THE S & P 500 INDEX
               AND THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX

                                                       Cumulative Total Return
                                        -------------------------------------------------------
                                        12/93     12/94     12/95     12/96     12/97     12/98

COMPUTER CONCEPTS CORPORATION           100         16        55        12        10         4
S & P 500                               100        101       139       171       229       294
S & P COMPUTERS (SOFTWARE & SERVICES)   100        118       166       258       360       652


Historical stock performance during this period may not be indicative of future stock performance.

                                      * * *
                       1. PROPOSAL TO ELECT FIVE DIRECTORS

     The Board of Directors has proposed and recommended to its stockholders a proposal for the election of the following five individuals as the directors of the Company: Daniel DelGiorno, Sr., Daniel DelGiorno, Jr., Russell Pellicano, Jack S. Beige and Augustin Medina.

Board Position and Required Vote

     The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders and unanimously recommends its adoption.

     Each outstanding share of Common Stock will be entitled to one vote for or against each proposed nominee as listed on the Proxy card. Each director will be elected only if a quorum is present at the Annual Meeting and he receives the affirmative vote of a majority of the outstanding shares present. The Board urges that you vote FOR the proposed nominees. Proxies received will be voted in favor of the proposed nominees unless otherwise instructed.

                2. Appointment of Independent Public Accountants

     The Board of Directors recommends that the shareholders approve the appointment of Hays & Co. as the Company's independent public accountants to examine the financial statements of the Company for the fiscal/calendar year ending December 31, 1999.

     A representative of Hays & Co. plans to be present at the Annual Meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

Board Position and Required Vote

     The affirmative vote of the holders of a majority of the outstanding Common Stock present at the meeting in person or by proxy is necessary for ratification of the appointment of Hays & Co. as the Company's independent public accountants.

     The Board of Directors recommends a vote FOR the ratification of the appointment.

     Each outstanding share of Common Stock will be entitled to one vote for or against each the proposal as listed on the Proxy card. The proposal will be approved only if a quorum is present at the Annual Meeting and the proposal receives the affirmative vote of a majority of the outstanding shares present at the meeting. The Board urges that you vote FOR the proposal. Proxies received will be voted in favor of the proposal unless otherwise instructed.

            BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS

     The Board of Directors reserves the right, notwithstanding Stockholders' approval and without further action by the Stockholders, to elect not to proceed with any of the proposed actions, if at any time prior to filing the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion determines that the proposed action is no longer in the best interests of the Company and its Stockholders. Pursuant to Section 242(c) of the General Corporation Law of Delaware, the reservation by the Board of Directors of this right to abandon a proposed amendment of the Company's Certificate of Incorporation is set forth in the resolutions adopting the Amendments.

     Under each of the Proposals for amendments to the Company's Articles of Incorporation, the Board reserves the right to delay the filing of the Amendment for up to nine months following the meeting date.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Hays & Co. acted as the Company's independent public accountants for the period ended December 31, 1998. Hays & Co. has been retained to act as the Company's independent public accountants for the fiscal year ended December 31, 1999.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, including the Company's Form 10-K for said period, and the Company's Quarterly Report on Form 10-Q for the three and nine-month periods ended September 30, 1999, has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report, is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     The Company will provide without charge to any stockholder as of the Record Date, copies of the Company's Annual Report on Form 10-K and any of the Company's Quarterly Reports on Form 10-Q, including the financial statements and financial statement schedules included therein, upon written request delivered to George Aronson, Chief Financial Officer, at the Company's offices at 80 Orville Drive, Suite 200, Bohemia, New York 11716.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no earlier than April 20, 2000, and no later than May 15, 2000 to be considered for inclusion in the Company's next Proxy Statement.

                                          By Order of the Board of Directors,

                                              DANIEL DELGIORNO, JR.
                                              Chief Executive Officer

Dated:  Bohemia, New York
        November 23, 1999

                             Computer Concepts Corp.
                       ----------------------------------
                                      PROXY

     COMPUTER CONCEPTS CORP.'S TRANSFER AGENT, MANHATTAN TRANSFER REGISTRAR CO., MUST RECEIVE A DULY EXECUTED, PROPERLY DATED COPY OF THIS PROXY ON OR BEFORE THE LAST BUSINESS DAY IMMEDIATELY PRECEDING THE DATE ON WHICH THE ANNUAL SHAREHOLDERS' MEETING IS HELD, AT THE FOLLOWING ADDRESS:

                        Manhattan Transfer Registrar Co.
                              Post Office Box 361
                            Holbrook, New York 11741

     Delivery of this Proxy to an address other than as set forth will not constitute a valid delivery. Telephone inquiries concerning this Proxy and the applicable procedures may be addressed to Mr. Hector Cruz, of Manhattan Transfer Registrar Co., at (516) 585-7341.

     The undersigned acknowledges receipt of the Proxy Statement dated November 23, 1999 (the "Proxy Statement") of Computer Concepts Corp. (the "Company") and this form of Proxy, which together constitute the solicitation (the "Solicitation") by the Company of the proxy of the holders (the "Stockholders") of the issued and outstanding shares of Common Stock of the Company to the matters described in the Solicitation. Whether or not a Stockholder wishes to give his proxy for voting on the proposals described in the Proxy Statement, such Stockholder is requested to carefully read this Proxy and the Proxy Statement. The Solicitation will expire on the last business day immediately preceding the date on which the Annual Shareholders' Meeting is held. Other capitalized terms used but not defined herein have the meaning given such terms in the Proxy Statement.

     The undersigned has completed, executed and delivered this Proxy to indicate the action the undersigned desires to take with respect to the proposals described in the Proxy Statement. The undersigned hereby appoints Daniel Del Giorno, Sr., Daniel Del Giorno, Jr. and Russell Pellicano and each of them as my proxies, with power of substitution, to vote and act for me in my name on all matters which may be presented, including the election of directors, at the annual meeting on December 20, 1999, or any adjournment thereof. The persons named as my proxies and each of them, are authorized to exercise all powers I would possess if personally present at such meetings. I revoke all proxies previously given by me for use at any meeting of the Company's shareholders. This proxy may be revoked by a subsequently dated proxy or by the shareholder's vote in person at the Annual Shareholders Meeting.

     The Board of Directors recommends a vote FOR each of the following proposals (IF NO DIRECTION IS MADE, THIS SIGNED PROXY WILL CONSTITUTE A VOTE FOR THE PROPOSALS SET FORTH BELOW AND DESCRIBED IN THE PROXY STATEMENT.):

     1. For the election of the following nominees as members of the Board of Directors of the Company, as set forth in the Proxy Statement:

___  FOR all nominees listed below      ___  WITHHOLD AUTHORITY  to vote for all
    (except as marked to the contrary)       nominees listed below

     Daniel Del Giorno, Sr.   Daniel Del Giorno, Jr.   Russell Pellicano
     Jack S. Beige            Augustin Medina

     (INSTRUCTION:  To withhold  authority to vote for any  individual  nominee,
print    that    nominee's     name    on    the    line    provided     below.)

_______________________________________________________________________________

     2. To ratify the appointment by the Board of Directors of Hays & Co. as the Company's independent certified public accountants for fiscal 1998.

     ___         FOR          ___          AGAINST          ___          ABSTAIN
_______________________________________________________________________________

THIS PROXY, WHEN PROPERLY EXECUTED, WILL CONSTITUTE A VOTE IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS CONSENT WILL CONSTITUTE A VOTE FOR THE PROPOSALS SET FORTH ABOVE AND DESCRIBED IN THE PROXY STATEMENT.

PLEASE DATE, SIGN, AND RETURN THIS PROXY TO THE ADDRESS SET FORTH ABOVE IN THE ENCLOSED ENVELOPE.

DATED:  __________, 1999           ______________________________________[L.S.]

                                   ______________________________________[L.S.]
                                   (Note:   Please  sign   exactly  as  your
                                   name   appears   hereon.   Executors,
                                   administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)